Exhibit 3

Execution Version

REPURCHASE AGREEMENT

This Repurchase Agreement (this “Agreement”) is made as of September 19, 2023, by and between BioXcel LLC, a Delaware limited liability company resulting from the conversion of BioXcel Corporation with its principal office at 2614 Boston Post Road, Suite 33B, Guilford, CT 06437 (the “Company”), Vipin Agarwal, an individual residing at 80 West Meadow Road, Hamden, CT 06518 (“Vipin”), and RASHMI Agarwal, an individual residing at 80 West Meadow Road, Hamden, CT 06518 (“Rashmi” and, collectively with Vipin, “Sellers”), and InveniAI LLC, a Delaware limited liability company (“InveniAI”) (only as to Sections 2(a)(iii), 2(b)(i), 3(c) and 5).

Recitals

A.           Sellers jointly own (i) a 0.71% Class B Common Interest Percentage in the Company (the “Common Interest”), and (ii) warrants to purchase the Class B Common Interest Percentage in the Company into which 120 shares of Common Stock of the Company’s predecessor BioXcel Corporation were converted (the “BioXcel Warrants”).

B.            Immediately following the effectiveness hereof, BioXcel Holdings, Inc., a Delaware corporation and the majority owner of the Company (“Holdings”), InveniAI, Sellers and certain other stockholders of Holdings will enter into a Termination Agreement (the “Termination Agreement”) pursuant to which, among other things, Sellers’ outstanding shares of common stock of Holdings will be redeemed for shares of common stock of BioXcel Therapeutics, Inc., a Delaware corporation (“BTAI”), and warrants to purchase Class B Non-Voting Membership Interests of InveniAI.

C.            As a condition to the Sellers’ willingness to execute and deliver the Termination Agreement and to consummate the transactions contemplated thereby, Sellers desire to sell to the Company all of the Common Interest and amend the terms of the BioXcel Warrants, and the Company desires to so repurchase the Common Interest from Sellers and amend the BioXcel Warrants as an inducement to Sellers to enter into and perform their obligations under the Termination Agreement.

Terms of Agreement

Accordingly, the Company and Sellers, intending to be legally bound, agree as follows:

1.            Repurchase. On the terms and subject to the conditions set forth in this Agreement, effective immediately prior to the termination, pursuant to the Termination Agreement, of the Stockholders Agreement of Holdings dated as of April 3, 2023 (the “Effective Time”), the Company hereby purchases and accepts from Sellers, and Sellers hereby sell, transfer, convey and deliver to the Company, the Common Interest, free and clear of all liens.

2.            Consideration.

(a)            In consideration of the transactions contemplated hereby and in consideration of Sellers’ entry into and performance of their obligations under the Termination Agreement:

(i)            as soon as commercially reasonable following November 15, 2023 in compliance with applicable securities laws, the Company shall transfer to Sellers 42,976 shares of common stock of BTAI then held by the Company pursuant to the Registration Statement on Form S-3 (333-240118) (the “BTAI Shares”); provided, that in the event of any change in the number of BTAI Shares outstanding as a result of a stock split, pro rata share dividend or any similar change in the number of shares outstanding (an “Adjustment Event”), the number of BTAI Shares transferred to Sellers will be adjusted such that they represent the same percentage of shares as immediately prior to the record date associated with such Adjustment Event;

(ii)           as soon as commercially reasonable following the transfer of the BTAI Shares pursuant to Section 2(a)(i) hereof, the Company shall deliver to Sellers an amended and restated BioXcel Warrant dated effective as of such time and otherwise in substantially the form of Exhibit A hereto;

(iii)          as soon as commercially reasonable following the Effective Time and the receipt by InveniAI of a 409A (or similar) valuation report (and in no event more than six months after the Effective Date), InveniAI shall issue to Sellers (and the Company shall use commercially reasonable efforts to cause InveniAI to issue to Sellers) warrants to purchase Class B Non-Voting Membership Interests of InveniAI equal to 0.54% of InveniAI at the Effective Time (whether calculated in units or percentages), having a term of 10 years and an exercise price equal to the fair market value of such Class B Non-Voting Membership Interests on or about the date of issuance of such warrants (the “InveniAI Warrants”); InveniAI and Vipin Agarwal will cooperate to establish mutually agreeable provisions of such warrants that are commercially reasonable, including but not limited to with respect to notice, forfeiture, and exercise timing and mechanics; and

(iv)          in the event the Company makes tax distributions in respect of tax liabilities incurred by its members (as reflected in allocable income on such members’ Schedules K-1) during its tax year 2022, tax year 2023 or tax year 2024, the Sellers shall participate with respect to the applicable portion of such tax year and as reflected on their Schedule K-1 from such tax year on corresponding terms, it being understood that the Company expects to make such tax distributions with respect to its tax year 2022 no later than September 30, 2023.

(b)           Notwithstanding anything to the contrary in this Section 2, during the one year period following the Effective Time:

(i)            If the Company agrees to repurchase any securities issued by the Company (“Subject Securities”) from any holder of securities of the Company other than Holdings or a holder of securities issued in connection with an equity incentive plan (each, a “Minority Holder”) for consideration that exceeds, on a per unit or per percentage basis, the number of BTAI Shares to be issued to Sellers under this Section 2 for the Common Interest, and/or if in connection with any such repurchase of Subject Securities InveniAI agrees to issue to a Minority Holder a number of InveniAI Warrants that exceeds, on a per unit or per percentage basis, the number of InveniAI Warrants to be issued to Sellers hereunder for the Common Interest, then the Company and/or InveniAI shall, contemporaneously with its offer to purchase the Subject Securities from such Minority Holder, issue to Sellers a number of additional BTAI Shares and/or InveniAI Warrants, as applicable, such that the consideration payable hereunder for the Common Interest equals the consideration offered to the Minority Holder for the Subject Securities on a per unit or per percentage basis; and

(ii)           If the Company offers to repurchase Subject Securities from a Minority Holder for consideration that consists of or includes cash or assets other than BTAI Shares and/or InveniAI Warrants, then the Company shall, contemporaneously with its offer to purchase the Subject Securities from such Minority Holder, grant Sellers the option (which option shall be exercisable by Sellers for a period of no less than ten business days) to exchange the BTAI Shares and InveniAI Warrants issued to Sellers as consideration under this Section 2 for consideration that equals the cash or other assets offered as consideration to such Minority Holder for the Subject Securities, determined on a per unit or per percentage basis.

3.            Representations and Warranties.

(a)           Representations and Warranties of Sellers. Sellers hereby jointly and severally represent and warrant to the Company as follows:

(i)            Sellers are the owners of record of all right, title and interest in and to the Common Interest and the BioXcel Warrants.

(ii)          Sellers have the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(iii)          This Agreement and all other instruments or documents executed by Sellers in connection herewith (A) have been duly executed by Sellers and constitute the legal, valid and binding obligations of Sellers, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and (B) do not violate or otherwise conflict with any injunction, judgment, order, decree, ruling or charge by any governmental authority that is binding on either Seller.

(iv)          There is no agreement, commitment or understanding of any nature whatsoever to which either Seller is a party that directly or indirectly provides any person other than Sellers with the right to vote or control the disposition of the Common Interest or the BioXcel Warrants.

(v)          Sellers have, independently and without reliance on any valuation or projections by the Company or its management and based on such documents and information as they have deemed appropriate, made their own appraisal of the financial condition and affairs of the Company, BTAI and InveniAI and have made their own decision to enter into this Agreement.

(vi)         The securities to be received hereunder will be acquired for Sellers’ own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended, and the regulations thereunder (collectively, the “1933 Act”), and Sellers have no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act.

(vii)        Sellers can bear the economic risk and complete loss of their investment in the BTAI Shares and the InveniAI Warrants and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment contemplated hereby.

(viii)        Sellers understand that the InveniAI Warrants and certain of the BTAI Shares received pursuant to this Agreement may be characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

(ix)          Sellers understand that the InveniAI Warrants and certain of the BTAI Shares received hereunder may bear a restrictive legend limiting their resale without registration under the 1933 Act or only in certain limited circumstances.

(x)           Sellers are (a) “accredited investors” within the meaning of Rule 501(a) under the 1933 Act and (b) sophisticated investors with sufficient knowledge and experience in investing in private placement transactions to properly evaluate the risks and merits of their purchase of such securities.

(xi)          Sellers did not learn of the investment in these securities as a result of any general solicitation or general advertising.

(xii)         Sellers understand that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of securities hereunder.

(xiii)        Sellers have not taken any of the actions set forth in, and are not subject to, the disqualification provisions of Rule 506(d)(1) under the 1933 Act.

(xiv)        Sellers understand and acknowledge that the Company is in possession of information about BioXcel Therapeutics, Inc., which may include material non-public information that may or may not be material or superior to information available to the Sellers. Sellers hereby waive any claim, or potential claim, they have or may have against the Company and any its affiliates relating to the Company’s possession of such material non-public information.

(b)           Representations and Warranties of the Company. The Company hereby represents and warrants to Sellers as follows:

(i)            The Company is the owner of record of all right, title and interest in and to the BTAI Shares, free and clear of liens, and the BTAI Shares are fully-paid and non-assessable shares of common stock of BTAI.

(ii)           There is no agreement, commitment or understanding of any nature whatsoever to which the Company is a party that directly or indirectly provides any person with the right to vote or control the disposition of the BTAI Shares, other than the Company.

(iii)          The Company is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and BTAI is a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

(iv)         The Company has received all necessary approvals from its members and managers to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the performance of the Company’s obligations hereunder, do not violate or otherwise conflict with the organizational documents of the Company.

(v)          The person signing this Agreement on behalf of the Company has all requisite power and authority to execute and deliver this Agreement in the name and on behalf of the Company.

(vi)         This Agreement and all other instruments or documents executed by the Company in connection herewith (A) have been duly executed by the Company, and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and (B) do not violate or otherwise conflict with any injunction, judgment, order, decree, ruling or charge by any governmental authority that is binding on the Company.

(vii)        BioXcel LLC owns 8,546,750 BTAI Shares.

(viii)       Sellers own 0.71% of the Company’s common interests on a fully diluted basis.

(c)           Representations and Warranties of InveniAI. InveniAI hereby represents and warrants to Sellers as follows:

(i)            The current ownership of BioXcel LLC in InveniAI is 76.190% on a fully-diluted basis.

(ii)           The Class B Non-Voting Membership Interests of InveniAI issuable upon exercise of the InveniAI Warrants shall have the same pro rata economic rights as the interests of InveniAI held by BioXcel LLC (which, for the avoidance of doubt, excludes rights comparable to BioXcel LLC’s rights as InveniAI’s majority owner and parent company including without limitation certain information rights, rights to certification of compliance with certain restrictive covenants, approval of material transactions, securities issuances, certain indebtedness and creation of certain direct or indirect subsidiaries, assurances of certain tax distributions, and rights to future equity issuances but not including any preference as to distributions (whether interim or liquidating)).

4.            Further Assurances. Each party hereby agrees, following the Effective Time, without further consideration, to execute and deliver such other agreements, instruments and documents and to take such other actions as the other party or its counsel may reasonably request in order to carry out the provisions hereof and the transactions contemplated hereby, including (a) to put the Company in possession of, and to vest in the Company, good and valid title to the Common Interest and (b) to put Sellers in possession of, and to vest in Sellers, good and valid title to the BTAI Shares and the InveniAI Warrants, in each case in accordance with this Agreement.

5.            Miscellaneous.

(a)            Survival of Representations and Covenants. All of the representations and warranties in this Agreement and in any instruments executed and delivered in fulfillment of the requirements of this Agreement shall survive the consummation of the transactions contemplated hereby. All covenants which by their terms are required to be performed following the Effective Time shall survive until performed in accordance with their terms.

(b)            Interpretation. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Agreement.

(c)            Expenses. The parties shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

(d)            Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail, email or by private courier addressed as follows:

(i)            If to the Company, to:

BioXcel LLC

c/o BioXcel Therapeutics, Inc.
555 Long Wharf Drive
New Haven, CT 06511
Attn: Vimal Mehta, Ph.D.
Email: [    ]

With copies (which shall not constitute notice) to:

Latham & Watkins LLP
200 Clarendon Street, 27th Floor
Boston, MA 02116
Attn:  Peter N. Handrinos, Esq.
Email: [    ]

(ii)            If to Sellers, to:

Vipin and Rashmi Agarwal
80 West Meadow Road
Hamden, CT 06518
Email: [    ]

With a copy (which shall not constitute notice) to:

Frederic M. Krieger, Esq.
Stradley Ronon Stevens & Young, LLP
100 Park Avenue, Suite 2000
New York, NY 10017
Email: [    ]

(iii)          If to InveniAI, to:

InveniAI, LLC

2614 Boston Post Road, Suite 33B
Guilford, CT 06437

Email: [    ]

With a copy (which shall not constitute notice) to:

Garfunkel Wild, P.C.
350 Bedford Street
Suite 406A
Stamford, CT 06901
Attn: Merton G. Gollaher
Email: [    ]

Failure or refusal to accept certified, registered, or express mail will constitute delivery thereof. Any such notice shall be deemed given upon receipt. Any party may by notice given in accordance with this Section to the other parties designate another address for receipt of notices hereunder.

(e)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns as well as the heirs, executors, administrators and personal representatives of Sellers.

(f)            Entire Agreement, Amendment; Waivers. This Agreement constitutes the entire agreement between the Company and Sellers with respect to the transactions contemplated hereby, supersedes all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof, and may be amended or modified only with the written consent of the parties. A failure of any party hereto to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof.

(g)           Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement; provided, that the repurchase of the Common Interest and the BioXcel Warrants in exchange for the BTAI Shares and the InveniAI Warrants are of the essence of this Agreement and shall not be severable.

(h)           Attorneys’ Fees. In the event of litigation relating to the subject matter of this Agreement, the prevailing party shall be entitled to receive from the other party its reasonable attorneys’ fees and costs.

(i)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

(j)            Waiver of Jury Trial. Each party hereby agrees to waive trial by jury in any action arising under or in connection with this Agreement.

(k)           Counterparts. This Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

(l)            Variations in Pronouns. All pronouns and any variations thereof used herein refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(m)          Interpretation. All references herein to Sections, subsections and clauses shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

(n)          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

[Remainder of Page Intentionally Blank; Signature Page Follows]

Signature Page

IN WITNESS WHEREOF, the undersigned have executed and delivered this Repurchase Agreement as of the date first written above.

BIOXCEL LLC

By:	/s/ Vimal Mehta
	Name:	Vimal Mehta
	Title:	Chief Executive Officer

/s/ Vipin Agarwal
Vipin Agarwal

/s/ Rashmi Agarwal
Rashmi Agarwal

The undersigned hereby executes and delivers this Repurchase Agreement solely with respect to Sections 2(a)(iii), 2(b)(i), 3(c) and 5:

INVENIAI, LLC

By:	/s/ Krishnan Nandabalan
	Name:	Krishnan Nandabalan
	Title:	Chief Executive Officer

Exhibit A

Form of Amended and Restated BioXcel Warrant

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND HAVE BEEN OR WILL BE ISSUED IN RELIANCE ON AN EXEMPTION FROM REGISTRATION PROVIDED FROM REGULATIONS UNDER THE SECURITIES ACT. THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT (A) PURSUANT TO AND IN CONFORMITY WITH (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) ANY THEN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND (B) PURSUANT TO AND IN CONFORMITY WITH ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. OTHER THAN PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, NO SUCH OFFER OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE UNLESS, IF REQUESTED BY IT, BIOXCEL LLC HAS RECEIVED A WRITTEN LEGAL OPINION OF COUNSEL (SUCH COUNSEL AND OPINION REASONABLY ACCEPTABLE TO IT) TO THE EFFECT THAT SUCH OFFER OR SALE DOES NOT VIOLATE THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

Warrant No. 2016-l

Originally Issued as of February 15, 2016, and amended as of May 5, 2021

Amended and Restated as of ________, 2023

BioXcel LLC

AMENDED AND RESTATED COMMON INTEREST WARRANT

This warrant (“Warrant”) certifies that for value received Vipin Agarwal and Rashmi Agarwal (“Holder”) are entitled, jointly and not severally, subject to the terms and conditions hereinafter set forth, to subscribe for and purchase from BioXcel LLC, a Delaware limited liability company resulting from the conversion of BioXcel Corporation with its principal office at 2614 Boston Post Road, Suite 33B, Guilford, CT 06437 06405 (“Grantor” or “Company”), 120 common interests in Grantor (“Common Interests”), on or before the Expiration Date (as hereinafter defined), at an exercise price per Common Interest equal to $1,709.88 (the “Exercise Price”). Grantor represents and warrants that, upon the conversion of BioXcel Corporation into Grantor, each issued and outstanding share of common stock, $0.01 par value per share, of BioXcel Corporation was converted into one common interest in Grantor.

1.	Exercise of Warrant.

To exercise this Warrant, Holder shall notify Grantor by delivering the Warrant Exercise Form attached hereto as Exhibit A to Grantor’s principal office by hand or by sending such Warrant Exercise Form to Grantor’s principal office by registered or certified mail, return receipt requested, or by an overnight delivery service (such as Express Mail, Federal Express, UPS or equivalent service). The Warrant Exercise Form shall be accompanied by (i) this Warrant, and (ii) payment in cash or by check acceptable to Grantor of the Exercise Price for each Common Interest for which this Warrant is being exercised. This Warrant shall be exercisable in whole or in part, and from time to time, prior to August 31, 2026 (the “Expiration Date”).

As soon as commercially reasonable and in compliance with applicable securities laws, following Holder’s exercise of this Warrant Grantor shall redeem from Holder all of the Common Interests purchased by Holder hereunder (the “Warrant Interests”) in exchange for shares of common stock of BioXcel Therapeutics, Inc., a Delaware corporation, held by Grantor (“BTAI Shares”), with each Warrant Interest exchangeable for 149.22 BTAI Shares (the “BTAI Share Conversion”).

If at any time while this Warrant is outstanding the Company has sold a number of BTAI Shares such that the Company no longer holds at least three times as many BTAI Shares as necessary to provide for the full BTAI Share Conversion (a “Selldown Transaction”), then, upon any subsequent exercise of this Warrant, at the Company’s sole discretion, the Company shall have the option of delivering, in lieu of the number of BTAI Shares that would have been delivered pursuant to such exercise immediately prior to the occurrence of such Selldown Transaction (the “Alternative Consideration Shares”), the consideration that the Company received as a result of such Selldown Transaction in exchange for such number of Alternative Consideration Shares.

2.	Cashless Exercise.

Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of Grantor together with the properly endorsed Warrant Exercise Form and notice of such election, in which event the Company shall issue to Holder a number of Common Interests computed using the following formula:

X = Y(A-B)

   A

Where:

X =	the number of Common Interests to be issued to Holder
Y =	the number of Common Interests purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the fair market value of one Common Interest (at the date of such calculation)

B =	Exercise Price

For purposes of the above calculation, fair market value of one Common Interest shall be determined in good faith by Grantor’s Board of Managers; provided, that where there exists a public market for the Common Interests at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Interests quoted in the Over The Counter Market Summary or the last reported sale price of the Common Interests or the closing price quoted on any exchange on which the Common Interests are listed, whichever is applicable, as published in the Wall Street Journal, Eastern Edition, for the five (5) trading days prior to the date of determination of fair market value.

3.	Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by Grantor of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, Grantor, at Holder’s cost, shall execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4.	Certain Agreements of Grantor.

Grantor hereby covenants and agrees as follows:

(a)            Interests to be Fully Paid. All Warrant Interests shall, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

(b)            Reservation of Shares. Upon the date of any exercise of this Warrant by Holder, Grantor shall ensure that, within ten (10) business days from such date, the number of Warrant Interests to be issued pursuant to such exercise are available for issuance.

(c)            Certain Actions Prohibited. Grantor shall not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by Holder in order to protect the exercise privilege of Holder against impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, Grantor (i) shall not increase the par value of any Common Interests receivable upon the exercise of this Warrant above the Exercise Price, (ii) shall take all such actions as may be necessary or appropriate in order that Grantor may validly and legally issue fully paid and nonassessable Common Interests upon the exercise of this Warrant and (iii) shall not close its membership books or records in any manner which interferes with the timely exercise of this Warrant.

5.	Assignability of this Warrant.

Without the express written consent of Grantor, in its absolute discretion, Holder may not give, grant, sell, exchange, transfer legal title to, pledge, assign or otherwise encumber or dispose of this Warrant or, until such time as the Common Interests are registered under the Securities Act of 1933, as amended (the “Securities Act”), the Warrant Interests, or any interest herein or therein, and this Warrant herein granted shall be exercisable only by Holder. Grantor may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than Grantor) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 5.

6.	Adjustments in Common Interests.

If any change is made to the Common Interests or any other membership interests in the Grantor by reason of any unit split, reverse split, unit distribution, recapitalization, reorganization, combination of units, exchange of units or other change affecting the Grantor's outstanding membership interests as a class without the Grantor's receipt of consideration, appropriate adjustments may be made to: (a) the maximum number and/or class of membership interests issuable for which this Warrant is exercisable, or (b) the number and/or class of interests and the exercise price per interest in effect under this Warrant, in the case of either (a) or (b) in order to prevent the dilution or enlargement of benefits thereunder.

7.	Anti-Dilution Protection.

(a)            In the event the Company shall at any time after the date of this Warrant and prior to the date of exercise of this warrant issue Additional Common Interests, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the Additional Common Interests; provided that if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $1.00 of consideration for all such Additional Common Interests issued or deemed to be issued.

(b)            For purposes of this Section 7, the consideration received by the Company for the issue of any Additional Common Interests shall be computed as follows: (x) for cash and property, such consideration shall: (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, including amounts paid or payable for accrued interest; (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Managers of the Company; and (iii) in the event Additional Common Interests are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Managers of the Company; and (y) for options and convertible securities, the consideration per share received by the Company for Additional Common Interests deemed to have been issued shall be determined by dividing: (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by (ii) the maximum number of Common Interests (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities.

(c)            “Additional Common Interests” shall mean all Common Interests issued or deemed issued by the Company after the date of this Warrant and prior to exercise of this Warrant, other than (1) the following Common Interests and (2) Common Interests deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”): (i) Common Interests, options or convertible securities issued as a dividend or distribution on securities of the Company; (ii) Common Interests, options or convertible securities issued by reason of a dividend, unit split, split-up or other distribution on Common Interests; (iii) Common Interests or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Managers of the Company; (iv) Common Interests or convertible securities actually issued upon the exercise of options or Common Interests actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security; Common Interests, Options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Managers of the Company; (v) Common Interests, options or convertible securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Managers of the Company; (vi) Common Interests, options or convertible securities issued pursuant to the acquisition of another corporation or business by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Managers of the Company; or (vii) Common Interests, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Managers of the Company.

(d)            No adjustment in the Exercise Price shall be made as the result of the issuance or deemed issuance of Additional Common Interests if the Company receives written notice from the Holder agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Common Interests.

8.	No Rights as a Member.

Holder shall have no rights as a member of Grantor in respect of Common Interests as to which this Warrant granted hereunder shall not have been exercised and payment shall not have been made as herein provided.

9.	Withholding.

Holder agrees to cooperate with Grantor to take all steps necessary or appropriate for any withholding of taxes by Grantor under law or regulation in connection therewith. In the event Holder does not make a required withholding payment at the time of exercise, Grantor may make such provisions and take such steps as it, in its sole discretion, may deem necessary or appropriate for the withholding of any taxes that Grantor is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of this Warrant, including, but not limited to, (i) the withholding of payment of all or any portion of this Warrant until Holder reimburses Grantor for the amount Grantor is required to withhold with respect to such taxes, (ii) the cancelling of any number of Common Interests issuable upon exercise of this Warrant in an amount sufficient to reimburse Grantor for the amount it is required to so withhold, (iii) the selling of any property contingently credited by Grantor for the purpose of exercising this Warrant, in order to withhold or reimburse Grantor for the amount it is required to so withhold, and/or (iv) withholding any amount payable to Holder by Grantor or any subsidiary thereof.

10.	Miscellaneous.

(a) Entire Agreement. This Warrant (including the Exhibit hereto) sets forth the complete agreement between the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings.

(b) Governing Law. This Warrant and any controversy arising out of or relating to this Warrant shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflicts of laws principles.

(c) Descriptive Headings. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Warrant.

(d) Amendments. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.

(e) Counterparts: Electronic Delivery. This Warrant may be executed in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f) Successors and Assigns. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g) Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Connecticut for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Warrant except in the federal and state courts located within the geographic boundaries of Connecticut; and (iii) hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court.

(h) WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT, THE WARRANT INTERESTS OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATIER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Warrant as of the day and year first above written.

GRANTOR

BioXcel LLC (f/k/a BioXcel Corporation)

By:
Vimal Mehta
Chief Executive Officer

Agreed and Accepted:

Vipin Agarwal

Rashmi Agarwal

Exhibit A

Warrant Exercise Form

To:         BioXcel LLC

c/o BioXcel Therapeutics, Inc.
555 Long Wharf Drive
New Haven, CT 06511
Attn: Vimal Mehta, Ph.D.
Email: [    ]

(1)            The undersigned hereby elect to purchase ________ Common Interests of BioXcel LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of the attached Amended and Restated Common Interest Warrant No. 2016-1 of the Company dated as of _____________ (the “Warrant”), and tender herewith payment of the Exercise Price in full. Capitalized terms used in this Warrant Exercise Form and not otherwise defined herein have the meanings ascribed to them in the Warrant.

(2)            Payment of the Exercise Price shall take the form of (check applicable box):

☐      lawful money of the United States; or

☐      the cancellation of such number of Common Interests as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise the Warrant with respect to the maximum number of Common Interests purchasable pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

(3)            Please issue the Warrant Interests in the name of the undersigned or in such other name as is specified here: ________________________________________________________________________.

(4)            As soon as commercially reasonable and in compliance with applicable securities laws, following the undersigned’s exercise of this Warrant, the Company shall redeem from the undersigned all of the Warrant Interests in exchange for shares of common stock of BioXcel Therapeutics, Inc., a Delaware corporation, held by the Company (“BTAI Shares”), with each Warrant Interest exchangeable for 149.22 BTAI Shares; provided, that if the Company has completed a Selldown Transaction, then the Company shall have the option of delivering Alternative Consideration Shares as provided in Section 1 of the Warrant.

(5)            The Company shall, to the extent commercially reasonable and in compliance with applicable securities laws, deliver the BTAI Shares or Alternative Consideration Shares to the undersigned, or for their benefit, as follows:

☐      Check here if requesting delivery as a certificate to the following name and address:

Name:

Address:

☐      Check here if requesting delivery to the following custodial account:

DTC Participant:

DTC Number:

Account Number:

(6)            The undersigned are “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

In witness whereof, the undersigned have executed and delivered this Warrant Exercise Form as of _____________________________.

Vipin Agarwal

Rashmi Agarwal